Exhibit 99.1
GOODRX REPORTS SECOND QUARTER 2023 RESULTS
Second quarter financial results exceed previously announced guidance
SANTA MONICA, Calif. -- (August 9, 2023) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) (“GoodRx” or the “Company”), a leading resource for healthcare savings and information, has released its financial results for the second quarter 2023.
Second Quarter 2023 Highlights
•Total revenue of $189.7 million, exceeding previously announced guidance
•Net income of $58.8 million1; Net income margin of 31.0%
•Adjusted Net Income2 of $28.4 million; Adjusted Net Income Margin2 of 15.0%
•Adjusted EBITDA2 of $53.5 million; Adjusted EBITDA Margin2 of 28.2%, exceeding previously announced guidance
•Net cash provided by operating activities of $29.9 million
•Over 500,000 prescribers3 engaged with us through Provider Mode since its launch
•Exited the quarter with over 7 million consumers of prescription-related offerings4
“I’m encouraged by the progress made during the second quarter,” said Scott Wagner, Interim Chief Executive Officer. “We exceeded our Revenue and Adjusted EBITDA expectations with prescription transactions revenue and volume returning to year-over-year growth. We expanded the number of direct contracts we have with pharmacies, announced an exciting new program with CVS Caremark, and continued to align our teams and people against our biggest opportunities. Looking ahead, we are focused on rebuilding momentum in the business financially and operationally with an eye toward compounding growth in 2024 and beyond.”
1Q2‘23 net income was impacted by $17.9 million of stock-based compensation expense, $5.7 million of which related to the non-recurring awards granted to our co-founders in connection with our IPO, and a $46.7 million tax benefit principally from the release of our valuation allowance against our net deferred tax assets.
2Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
3As of 6/30/23. Prescribers are defined as individuals in the medical profession who are allowed to write orders for medical treatment.
4Sum of Monthly Active Consumers (MACs) for Q2'23 and subscribers to our subscription plans as of 6/30/23. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.
Second Quarter 2023 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Total revenue decreased 1% to $189.7 million compared to $191.8 million. Prescription transactions revenue increased 2% to $136.5 million compared to $134.4 million, primarily driven by a 5% increase in Monthly Active Consumers, partially offset by an ongoing shift in the volume of prescription transactions to certain retailers with lower pricing principally due to the sustained impact of the grocer issue. Pharma manufacturer solutions revenue decreased 8% to $24.3 million compared to $26.6 million, primarily driven by our increased focus on prioritizing service arrangements with high levels of recurring revenue potential and moderation in spending across pharma manufacturers, partially offset by revenue contribution from vitaCare, which we acquired in April 2022. Subscription revenue decreased 8% to $23.9 million compared to $26.0 million, primarily driven by a 14% decrease in subscription plans as of June 30, 2023, largely as a result of the sunset of our partnership subscription program, Kroger Savings Club, partially offset by the effects of the pricing increase for Gold subscribers in the first half of 2022. Other revenue stayed relatively flat year-over-year.
Cost of revenues decreased 9% to $16.3 million, or 9% of revenue, compared to $18.0 million, or 9% of revenue, primarily driven by a decrease in fulfillment costs for certain solutions provided to customers under our pharma manufacturer solutions offering. Adjusted cost of revenues2 decreased 10% to $16.1 million, or 9% of revenue, compared to $17.9 million, or 9% of revenue.
Product development and technology expenses decreased 12% to $31.3 million, or 16% of revenue, compared to $35.4 million, or 18% of revenue, primarily driven by a decrease in payroll and related costs due to lower average headcount and higher capitalization of certain qualified costs related to software development. Adjusted product development and technology expenses2 decreased 6% to $23.5 million, or 12% of revenue, compared to $25.0 million, or 13% of revenue.

Exhibit 99.1
Sales and marketing expenses decreased 18% to $77.4 million, or 41% of revenue, compared to $94.3 million, or 49% of revenue, primarily driven by a decrease in payroll and related costs due to a reversal of previously recognized stock-based compensation expense as certain performance milestones were no longer probable of being met and lower average headcount as well as a net decrease in advertising and promotional expenses as we proactively managed our spend to better align with our strategic goals and future scale. Adjusted sales and marketing expenses2 decreased 7% to $80.4 million, or 42% of revenue, compared to $86.9 million, or 45% of revenue.
General and administrative expenses decreased 13% to $30.2 million, or 16% of revenue, compared to $34.7 million, or 18% of revenue, primarily driven by a decrease in stock-based compensation expense related to our co-founders awards, partially offset by an increase in payroll and related expenses. Adjusted general and administrative expenses2 increased 10% to $16.2 million, or 9% of revenue, compared to $14.7 million, or 8% of revenue.
Net income was $58.8 million compared to a net loss of $1.4 million, primarily driven by an increase in our income tax benefit of $46.7 million, compared to $8.7 million, due to the discrete release of $55.9 million of our beginning-of-the-year valuation allowance against our net deferred tax assets. Net income margin was 31.0% compared to a net loss margin of 0.7%. Adjusted Net Income2 was $28.4 million compared to Adjusted Net Income of $27.2 million.
Adjusted EBITDA2 was $53.5 million compared to $47.2 million, primarily driven by a decrease in sales and marketing spend, partially offset by the impact of the grocer issue. Adjusted EBITDA Margin2 was 28.2% compared to 24.6%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the second quarter was $29.9 million compared to $51.0 million in the comparable period last year, largely driven by a change to net income from net loss, offset by a decrease in non-cash adjustments and an increase in cash outflows from working capital changes. The decrease in non-cash adjustments was primarily driven by an increase in deferred income tax as a result of the discrete release of substantially the entirety of the valuation allowance against our net deferred tax assets in the quarter ended June 30, 2023 and a year-over-year decrease in stock-based compensation expense related to our co-founders’ awards. The changes in operating assets and liabilities were primarily driven by the timing of income tax payments and refunds, as well as by the timing of payments of accounts payable and accrued expenses and collections of accounts receivable. As of June 30, 2023, GoodRx had cash and cash equivalents of $762.0 million and total outstanding debt of $663.6 million.
GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the Company’s mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the second quarter of 2023, we repurchased $8.9 million in shares of Class A common stock, representing approximately 1.7 million shares. As of June 30, 2023, we had $129.8 million remaining of our $250.0 million share repurchase authorization approved by our board of directors during the first quarter 2022.
Guidance
For the third quarter and full year 2023, management is anticipating the following:

$ in millions	3Q 2023	3Q 2022	YoY Change
Total Revenue	~$186 - $190	$187.3	~(1%) - 1%
Adjusted EBITDA Margin[5]	Mid-to-high twenty-percent range

$ in millions	FY 2023	FY 2022	YoY Change
Total Revenue	~$750 - $760	$766.6	~(2%) - (1%)
Adjusted EBITDA Margin[5]	Mid-to-high twenty-percent range
“We are guiding to third quarter revenue in the range of $186 million to $190 million and Adjusted EBITDA Margin in the mid-to-high twenty-percent range,” said Karsten Voermann, Chief Financial Officer. “In the back half of this year, we’ll continue to

Exhibit 99.1
balance business imperatives for 2024 and beyond with immediate results. For our pharma manufacturer solutions offering specifically, we are becoming more focused on what we’re selling and to whom. In connection with that, we have taken certain actions to see cost savings, for example at vitaCare, that we expect will translate into incremental Adjusted EBITDA in the low-to-mid-single-digit millions of dollars range but also some revenue attenuation relative to our previous perspectives and 2023 guidance as a result. We're also making volume vs. margin trade-offs in our direct contracting approach with retailers that may lead to a short-term headwind for prescription transactions revenue growth. These assumptions are reflected in our guidance.”

“Our balance sheet and liquidity position remained strong in the second quarter, while generating healthy cash flow from operations. We will continue to prioritize cash conversion and disciplined capital deployment to support our strategic priorities and accelerate value creation,” concluded Voermann.
5Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income or loss margin, because we do not provide guidance for GAAP net income or loss margin due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP net income or loss margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss margin.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast today, August 9, 2023, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register.vevent.com/register/BI672af002881f425d9c0fc0a02abe354d
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

Exhibit 99.1
About GoodRx
GoodRx is a leading resource for healthcare savings and information that makes healthcare affordable and convenient for all Americans. We offer consumers free access to transparent and lower prices for brand and generic medications, affordable and convenient medical provider consultations via telehealth, and comprehensive healthcare research and information. Since 2011, we have helped consumers save over $60 billion and are one of the most downloaded medical apps over the past decade.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Whitney Notaro
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, the ongoing impact of a grocery chain previously not accepting pharmacy benefit managers (“PBMs”) pricing on our future results of operations, the launch of new offerings, stock compensation, our stock repurchase program, anticipated impacts of the de-prioritization of certain solutions under our pharma manufacturer solutions offering and our cost savings initiatives, our direct contracting approach with retailers, realizability of deferred tax assets, business strategy, plans, market growth and our objectives for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including PBMs, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, including COVID-19; the accuracy of our estimate of our total addressable market and other operational metrics; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, standards, and other requirements; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cyber-security; our ability to utilize our net operating loss carryforwards and certain other tax attributes; our ability to attract, develop, motivate and retain well-qualified employees, and to successfully transition our Chief Executive Officer role; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to climate change; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; litigation related risks; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; the risk that we may not achieve the intended outcomes of our restructuring and cost reduction efforts; as well as the other important factors discussed in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the second quarter of 2023 with over 7 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active Consumers for the three months ended June 30, 2023 and subscribers to our subscription plans as of June 30, 2023.

	Three Months Ended
(in millions)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Monthly Active Consumers	6.1	6.1	5.9	5.8	5.8	6.4

	As of
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Subscription plans	969	1,007	1,030	1,060	1,133	1,203

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$761,988	$757,165
Accounts receivable, net	123,378	117,141
Prepaid expenses and other current assets	33,886	45,380
Total current assets	919,252	919,686
Property and equipment, net	17,923	19,820
Goodwill	412,117	412,117
Intangible assets, net	108,657	119,865
Capitalized software, net	93,478	70,072
Operating lease right-of-use assets	33,538	35,906
Deferred tax assets, net	62,686	—
Other assets	44,451	27,165
Total assets	$1,692,102	$1,604,631
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,795	$17,700
Accrued expenses and other current liabilities	66,001	47,523
Current portion of debt	7,029	7,029
Operating lease liabilities, current	2,728	4,068
Total current liabilities	82,553	76,320
Debt, net	649,753	651,796
Operating lease liabilities, net of current portion	54,858	54,131
Other liabilities	9,567	7,557
Total liabilities	796,731	789,804
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,288,370	2,263,322
Accumulated deficit	(1,393,039)	(1,448,535)
Total stockholders' equity	895,371	814,827
Total liabilities and stockholders' equity	$1,692,102	$1,604,631

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

			(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$189,677	$191,798	$373,663	$395,127
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	16,339	18,044	33,034	30,324
Product development and technology	31,285	35,404	64,193	70,446
Sales and marketing	77,440	94,338	155,962	187,288
General and administrative	30,208	34,740	59,827	66,663
Depreciation and amortization	16,097	13,319	31,036	24,692
Total costs and operating expenses	171,369	195,845	344,052	379,413
Operating income (loss)	18,308	(4,047)	29,611	15,714
Other expense, net:
Other expense	—	—	(1,808)	—
Interest income	7,814	857	15,048	909
Interest expense	(14,054)	(6,969)	(27,187)	(12,838)
Total other expense, net	(6,240)	(6,112)	(13,947)	(11,929)
Income (loss) before income taxes	12,068	(10,159)	15,664	3,785
Income tax benefit	46,718	8,744	39,832	7,093
Net income (loss)	$58,786	$(1,415)	$55,496	$10,878
Earnings (loss) per share:
Basic	$0.14	$(0.00)	$0.13	$0.03
Diluted	$0.14	$(0.00)	$0.13	$0.03
Weighted average shares used in computing earnings (loss) per share:
Basic	412,221	412,135	412,322	413,405
Diluted	414,335	412,135	414,373	423,077

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$180	$100	$341	$54
Product development and technology	7,534	9,820	16,123	17,298
Sales and marketing	(3,020)	5,839	1,392	11,233
General and administrative	13,203	15,874	25,540	33,197

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$55,496	$10,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,036	24,692
Amortization of debt issuance costs	1,695	1,710
Non-cash operating lease expense	2,055	1,509
Stock-based compensation expense	43,396	61,782
Change in fair value of contingent consideration	—	240
Deferred income taxes	(62,980)	(336)
Loss on operating lease assets	374	—
Loss on minority equity interest investment	1,808	—
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(6,237)	(4,362)
Prepaid expenses and other assets	(13,574)	(8,439)
Accounts payable	(10,972)	(1,860)
Accrued expenses and other current liabilities	18,418	(2,089)
Operating lease liabilities	(665)	(2,156)
Other liabilities	2,304	(400)
Net cash provided by operating activities	62,154	81,169
Cash flows from investing activities
Purchase of property and equipment	(440)	(3,172)
Acquisitions, net of cash acquired	—	(156,853)
Capitalized software	(28,807)	(22,977)
Investment in minority equity interest	—	(15,007)
Net cash used in investing activities	(29,247)	(198,009)
Cash flows from financing activities
Payments on long-term debt	(3,515)	(3,515)
Repurchases of Class A common stock	(18,437)	(83,765)
Proceeds from exercise of stock options	1,267	7,839
Employee taxes paid related to net share settlement of equity awards	(8,048)	(14,288)
Proceeds from employee stock purchase plan	649	—
Net cash used in financing activities	(28,084)	(93,729)
Net change in cash and cash equivalents	4,823	(210,569)
Cash and cash equivalents
Beginning of period	757,165	941,109
End of period	$761,988	$730,540

Exhibit 99.1
Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, other expense, and gain on sale of business. Adjusted operating income is GAAP revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Exhibit 99.1
The following table presents a reconciliation of net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net income (loss) margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

			(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$58,786	$(1,415)	$55,496	$10,878
Adjusted to exclude the following:
Interest income	(7,814)	(857)	(15,048)	(909)
Interest expense	14,054	6,969	27,187	12,838
Income tax benefit	(46,718)	(8,744)	(39,832)	(7,093)
Depreciation and amortization	16,097	13,319	31,036	24,692
Other expense (1)	—	—	1,808	—
Financing related expenses (2)	—	5	—	9
Acquisition related expenses (3)	385	3,001	1,441	4,974
Restructuring related expenses (4)	—	45	—	356
Legal settlement expenses (5)	—	2,800	—	2,800
Stock-based compensation expense	17,897	31,633	43,396	61,782
Payroll tax expense related to stock-based compensation	405	472	845	1,555
Loss on operating lease assets (6)	374	—	374	—
Adjusted EBITDA	$53,466	$47,228	$106,703	$111,882
Revenue	$189,677	$191,798	$373,663	$395,127
Net income (loss) margin (7)	31.0%	(0.7%)	14.9%	2.8%
Adjusted EBITDA Margin	28.2%	24.6%	28.6%	28.3%
________________________________________________________________
(1)Other expense represents the impairment loss on one of our minority equity interest investments.
(2)Financing related expenses include third-party fees related to proposed financings.
(3)Acquisition related expenses principally include costs for actual or planned acquisitions including related third-party fees, legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.
(4)Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale.
(5)Legal settlement expenses represent the estimated amount accrued with respect to the Federal Trade Commission ("FTC") negotiated settlement. The estimated accrual was adjusted in the fourth quarter of 2022 to reflect the actual negotiated settlement amount of $1.5 million. See Note 7 to our condensed consolidated financial statements for additional information.
(6)Loss on operating lease assets include, as applicable for the periods presented, losses incurred relating to the abandonment or sublease of certain leased office spaces and disposal of related capitalized costs.
(7)Net income (loss) margin represents net income or net loss, as applicable, as a percentage of revenue.

Exhibit 99.1
The following tables present a reconciliation of net income (loss) and calculations of net income (loss) margin and earnings (loss) per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

	(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$58,786	$(1,415)	$55,496	$10,878
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	5,599	6,307	11,208	11,707
Other expense (1)	—	—	1,808	—
Financing related expenses (1)	—	5	—	9
Acquisition related expenses (1)	385	3,001	1,441	4,974
Restructuring related expenses (1)	—	45	—	356
Legal settlement expenses (1)	—	2,800	—	2,800
Stock-based compensation expense	17,897	31,633	43,396	61,782
Payroll tax expense related to stock-based compensation	405	472	845	1,555
Loss on operating lease assets (1)	374	—	374	—
Income tax benefit on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(55,059)	(15,654)	(56,666)	(25,541)
Adjusted Net Income	$28,387	$27,194	$57,902	$68,520
Revenue	$189,677	$191,798	$373,663	$395,127
Net income (loss) margin (1)	31.0%	(0.7%)	14.9%	2.8%
Adjusted Net Income Margin	15.0%	14.2%	15.5%	17.3%
Weighted average shares used in computing earnings (loss) per share:
Basic	412,221	412,135	412,322	413,405
Diluted	414,335	412,135	414,373	423,077
Earnings (loss) per share:
Basic	$0.14	$(0.00)	$0.13	$0.03
Diluted	$0.14	$(0.00)	$0.13	$0.03
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	412,221	412,135	412,322	413,405
Diluted	414,335	418,839	414,373	423,077
Adjusted Earnings Per Share:
Basic	$0.07	$0.07	$0.14	$0.17
Diluted	$0.07	$0.06	$0.14	$0.16
________________________________________________________________
(1)Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.

Exhibit 99.1
The following table presents each non-GAAP, or adjusted, cost and expense measure together with its most directly comparable financial measure calculated in accordance with GAAP, and each of these financial measures as a percentage of revenue:

							(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Cost of revenue	$16,339	$18,044	$16,145	$17,942	$33,034	$30,324	$32,677	$30,220
% of Revenue	9%	9%	9%	9%	9%	8%	9%	8%
Product development and technology	$31,285	$35,404	$23,470	$25,015	$64,193	$70,446	$47,380	$51,476
% of Revenue	16%	18%	12%	13%	17%	18%	13%	13%
Sales and marketing	$77,440	$94,338	$80,393	$86,880	$155,962	$187,288	$154,417	$173,944
% of Revenue	41%	49%	42%	45%	42%	47%	41%	44%
General and administrative (1)	$30,208	$34,740	$16,203	$14,733	$59,827	$66,663	$32,486	$27,605
% of Revenue	16%	18%	9%	8%	16%	17%	9%	7%
Depreciation and amortization	$16,097	$13,319	$10,498	$7,012	$31,036	$24,692	$19,828	$12,985
% of Revenue	8%	7%	6%	4%	8%	6%	5%	3%
Operating income (loss) (1)	$18,308	$(4,047)	$42,968	$40,216	$29,611	$15,714	$86,875	$98,897
% of Revenue	10%	(2%)	23%	21%	8%	4%	23%	25%
________________________________________________________________
(1)Our financial results for the first quarter of 2023 as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023 erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the six months ended June 30, 2023 in the table above.

Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

			(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$16,339	$18,044	$33,034	$30,324
Restructuring related expenses (1)	—	—	—	(34)
Stock-based compensation expense	(180)	(100)	(341)	(54)
Payroll tax expense related to stock-based compensation	(14)	(2)	(16)	(16)
Adjusted cost of revenue	$16,145	$17,942	$32,677	$30,220

Product development and technology	$31,285	$35,404	$64,193	$70,446
Acquisition related expenses (1)	(79)	(299)	(279)	(591)
Restructuring related expenses (1)	—	—	—	(240)
Stock-based compensation expense	(7,534)	(9,820)	(16,123)	(17,298)
Payroll tax expense related to stock-based compensation	(202)	(270)	(411)	(841)
Adjusted product development and technology	$23,470	$25,015	$47,380	$51,476

Sales and marketing	$77,440	$94,338	$155,962	$187,288
Acquisition related expenses (1)	—	(1,469)	—	(1,755)
Restructuring related expenses (1)	—	(45)	—	(82)
Stock-based compensation expense	3,020	(5,839)	(1,392)	(11,233)
Payroll tax expense related to stock-based compensation	(67)	(105)	(153)	(274)
Adjusted sales and marketing	$80,393	$86,880	$154,417	$173,944

General and administrative	$30,208	$34,740	$59,827	$66,663
Financing related expenses (1)	—	(5)	—	(9)
Acquisition related expenses (1)	(306)	(1,233)	(1,162)	(2,628)
Legal settlement expenses (1)	—	(2,800)	—	(2,800)
Stock-based compensation expense	(13,203)	(15,874)	(25,540)	(33,197)
Payroll tax expense related to stock-based compensation	(122)	(95)	(265)	(424)
Loss on operating lease assets	(374)	—	(374)	—
Adjusted general and administrative (2)	$16,203	$14,733	$32,486	$27,605

Depreciation and amortization	$16,097	$13,319	$31,036	$24,692
Amortization of intangibles related to acquisitions	(5,599)	(6,307)	(11,208)	(11,707)
Adjusted depreciation and amortization	$10,498	$7,012	$19,828	$12,985

Operating income (loss)	$18,308	$(4,047)	$29,611	$15,714
Amortization of intangibles related to acquisitions	5,599	6,307	11,208	11,707
Financing related expenses (1)	—	5	—	9
Acquisition related expenses (1)	385	3,001	1,441	4,974
Restructuring related expenses (1)	—	45	—	356
Legal settlement expenses (1)	—	2,800	—	2,800

Exhibit 99.1

Stock-based compensation expense	17,897	31,633	43,396	61,782
Payroll tax expense related to stock-based compensation	405	472	845	1,555
Loss on operating lease assets (1)	374	—	374	—
Adjusted operating income (2)	$42,968	$40,216	$86,875	$98,897
________________________________________________________________
(1)Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.
(2)Our financial results for the first quarter of 2023 as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023 erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the six months ended June 30, 2023 in the table above.